UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K
____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 22, 2016
____________________

Covisint Corporation
(Exact name of registrant as specified in its charter)

Michigan	001-36088	26-2318591
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26533 Evergreen Rd., Suite 500 Southfield, MI	48076
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (248) 483-2000
N/A
(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 25, 2016, Covisint Corporation, a Michigan corporation (the “Company”), entered into a cooperation agreement (the “Cooperation Agreement”) with Dialectic Capital Partners, LP, Dialectic Offshore, Ltd., Dialectic Antithesis Partners, LP, Dialectic Capital Management, LP, Dialectic Capital, LLC, Tidewatch Partners, LP, Bernard J. Eastwood and John Fichthorn (collectively, the “Investor Group”) regarding the membership and composition of the Board of Directors of the Company (the “Board”).
Pursuant to the Cooperation Agreement, the Company agreed to (i) increase the size of the Board from six (6) to nine (9) members and appoint Andreas Mai, John F. Smith and Jonathan Yaron as directors, effective August 25, 2016; (ii) cause the size of the Board to be automatically reduced to eight (8) members effective no later than August 31, 2016 following the departure of Homaira Akbari from the Board, and cause the size of the Board to be automatically reduced to seven (7) members, effective upon the conclusion of the 2016 Annual Meeting of Shareholders (the "2016 Annual Meeting"); (iii) appoint John F. Smith as non-executive Chairman of the Board; (iv) appoint each of Messrs. Mai, Smith, and Yaron to at least one (1) of the three (3) standing committees of the Board that the Company is required to maintain in accordance with the NASDAQ listing standards and at least one of Messrs. Mai, Smith, and Yaron as Chairman of the Nominating and Governance Committee or Compensation Committee of the Board; (v) cause the slate of seven (7) nominees recommended by the Board and standing for election at the 2016 Annual Meeting to consist only of Samuel M. Inman, III, Bernard Goldsmith, William O. Grabe, Lawrence David Hansen and Messrs. Mai, Smith, and Yaron such that a total of seven (7) directors are to be elected at the 2016 Annual Meeting; (vi) during the period from the conclusion of the 2016 Annual Meeting until the expiration of the Standstill Period (as defined below), not increase the size of the Board beyond seven (7) members without the unanimous approval of the Board; and (vii) reimburse the Investor Group for its reasonable fees and expenses, including legal fees, as actually and reasonably incurred in connection with the negotiation and execution of the Cooperation Agreement in an amount not to exceed $75,000.
Under the terms of the Cooperation Agreement, the Investor Group has agreed to certain standstill provisions with respect to the Investor Group’s actions with regard to the Company and its common stock, no par value per share (the “Common Stock”) for the duration of the “Standstill Period” which is defined in the Cooperation Agreement as the period commencing on the date of the Agreement and ending at 11:59 p.m., Eastern Time, on the date that is the earlier of (x) ten (10) business days prior to the expiration of the advance notice period for the submission by shareholders of director nominations for consideration at the 2017 Annual Meeting or (y) one hundred (100) calendar days prior to the first anniversary of the 2016 Annual Meeting.

Pursuant to the Cooperation Agreement, the Investor Group has agreed that at the 2016 Annual Meeting and at each special meeting of shareholders held prior to the expiration of the Standstill Period, the Investor Group will (i) appear at such shareholders’ meeting or otherwise cause all shares of Common Stock beneficially owned by each Investor and their respective Affiliates and Associates

(as such terms are defined in Rule 12b-2 of the Exchange Act, as amended, the “Exchange Act”) to be counted as present thereat for purposes of establishing a quorum, (ii) vote, or cause to be voted, all shares of Common Stock beneficially owned by each Investor and their respective Affiliates and Associates on the Company’s proxy card or voting instruction form in favor of (a) each of the directors nominated by the Board and recommended by the Board in the election of directors (and not in favor of any other nominees to serve on the Board), and (b) each of the shareholder proposals listed on the Company’s proxy card or voting instruction form as identified in the Company’s proxy statement in accordance with the Board’s recommendations, including in favor of all other matters recommended for shareholder approval by the Board except in connection with any Opposition Matter (as defined below) or any ISS Voting Recommendation (as defined below), and (iii) not execute any proxy card or voting instruction form in respect of such shareholders’ meeting other than the proxy card and related voting instruction form being solicited by or on behalf of the Board, provided, however, in the event that Institutional Shareholder Services Inc. (“ISS”) recommends otherwise with respect to any matter (other than nominees for election as directors to the Board), each of the Investors shall have the right to vote in accordance with the ISS recommendation (“ISS Voting Recommendation”). Pursuant to the Agreement, “Opposition Matter” means any of the following transactions but only to the extent submitted by the Board to the Company’s shareholders for approval: (A) the sale or transfer of all or substantially all of the Company’s assets in one or a series of transactions; (B) the sale or transfer of a majority of the outstanding shares of the Company’s Common Stock (through a merger, stock purchase, or otherwise); (C) any merger, consolidation, acquisition of control or other business combination; (D) any tender or exchange offer; (E) any dissolution, liquidation, or reorganization; (F) any changes in the Company’s capital structure (but excluding any proposal to increase the Company’s authorized capital stock, and also any proposal regarding adoption or amendment of equity plans, all of which shall not be deemed an Opposition Matter for purposes of the Agreement); (G) any transactions that would result in a change in control of the Company; or (H) any debt or equity financings.
The foregoing description of the Cooperation Agreement is qualified in its entirely by reference to the full text of the Cooperation Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Cooperation Agreement described in Item 1.01 above, effective August 25, 2016, the Board voted to increase the size of the Board from six (6) to nine (9) members, effective immediately, and cause the size of the Board to be automatically reduced to eight (8) members effective no later than August 31, 2016 following the departure of Homaira Akbari from the Board, and cause the size of the Board to be automatically reduced to seven (7) members, effective upon the conclusion of the 2016 Annual Meeting. The Board also voted to appoint Messrs. Mai, Smith and Yaron as directors of the Company, effective August 25, 2016, to fill the Board’s newly-created positions.

Pursuant to the Cooperation Agreement, the Company agreed to appoint John F. Smith as non-executive Chairman of the Board. It also agreed to appoint each of Messrs. Mai, Smith, and Yaron to at least one (1) of the three (3) standing committees of the Board that the Company is required to maintain in accordance with the NASDAQ listing standards and at least one of Messrs. Mai, Smith, and Yaron as Chairman of the Nominating and Governance Committee or Compensation Committee of the Board. As such, Messrs. Mai, Smith, and Yaron were not initially named to any specific Board committees. The Company expects to file an amendment to this Current Report on Form 8-K at such time as initial committees assignments are made.
The Board has determined that Messrs. Mai, Smith and Yaron qualify as “independent directors” as defined under Rule 5605(a)(2) of the NASDAQ Marketplace Rules.
As non-employee directors, Messrs. Mai, Smith and Yaron will also be entitled to a pro-rated portion of the applicable board retention and committee fees under the Company’s non-employee director compensation program based upon their service prior to the 2016 Annual Meeting. Messrs. Mai, Smith and Yaron will thereafter receive compensation for their services as Board and committee members under the Company’s non-employee director compensation program, as updated from time to time by the Board. Messrs. Mai, Smith and Yaron will also be entitled to reimbursement for reasonable travel and other expenses incurred in connection with attending Board meetings and meetings of committees of the Board on which they serve.
Other than as described in Item 1.01 above, there are currently no arrangements or understandings between Messrs. Mai, Smith and Yaron and any other person pursuant to which they were appointed to serve as members of the Board. The Company is not aware of any transaction involving Messrs. Mai, Smith and Yaron requiring disclosure under Item 404(a) of Regulation S-K.
Also, on August 22, 2016, Homaira Akbari notified the Company of her resignation as a member of the Company’s Board of Directors and as a member of all committees of the Board on which she served, effective on August 31, 2016. Ms. Akbari’s resignation from the Board was not in connection with a disagreement relating to the Company’s operations, policies or practices.
In addition, current Board member and lead independent director Philip F. Lay has notified the Board that he will not be standing for re-election to the Board at the 2016 Annual Meeting. Mr. Lay’s decision not to stand for re-election at the 2016 Annual Meeting was not in connection with a disagreement relating to the Company’s operations, policies or practices.
The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 8.01 Other Events.

A copy of the press release issued by the Company on August 25, 2016 announcing the appointment of Messrs. Mai, Smith, and Yaron to the Board and the execution of the Cooperation Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)     Exhibits

Exhibit Number                 Description of Exhibit

10.1
Cooperation Agreement dated August 25, 2016 among Covisint Corporation and Dialectic Capital Partners, LP, Dialectic Offshore, Ltd., Dialectic Antithesis Partners, LP, Dialectic Capital Management, LP, Dialectic Capital, LLC, Tidewatch Partners, LP, Bernard J. Eastwood and John Fichthorn

99.1                        Covisint Corporation Press Release issued on                         August 25, 2016

Important Additional Information and Where to Find It

Covisint, its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from Covisint’s shareholders in connection with the matters to be considered at Covisint’s 2016 Annual Meeting of Shareholders. Information regarding the names of Covisint’s directors and executive officers and their respective interests in Covisint by security holdings or otherwise can be found in Amendment No. 1 to Covisint’s Form 10-K for its fiscal year ended March 31, 2016, filed with the Securities and Exchange Commission (“SEC”) on July 27, 2016. To the extent holdings of Covisint’s securities have changed since the amounts set forth in Covisint’s Amendment No. 1 to its Form 10-K for the fiscal year ended March 31, 2016, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov. Covisint intends to file a proxy statement and accompanying proxy card with the SEC in connection with the solicitation of proxies from Covisint shareholders in connection with the matters to be considered at Covisint’s 2016 Annual Meeting of Shareholders. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in Covisint’s proxy statement for its 2016 Annual Meeting, including the schedules and appendices thereto. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND THE ACCOMPANYING PROXY CARD AND ANY AMENDMENTS AND SUPPLEMENTS THERETO AS WELL AS ANY OTHER DOCUMENTS FILED BY COVISINT WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain copies of the proxy statement, any amendments or supplements to the proxy statement, the accompanying proxy card, and other documents filed by Covisint with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of Covisint’s corporate website at www.covisint.com or by contacting Covisint’s Corporate Secretary at Covisint Corporation, 26533 Evergreen Rd., Suite 500, Southfield, MI 48076 or by calling Covisint’s Corporate Secretary at (248) 483-2701.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 25, 2016
COVISINT CORPORATION

            By: /s/ Enrico Digirolamo
                Enrico Digirolamo
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number                 Description of Exhibit

10.1
Cooperation Agreement dated August 25, 2016 among Covisint Corporation and Dialectic Capital Partners, LP, Dialectic Offshore, Ltd., Dialectic Antithesis Partners, LP, Dialectic Capital Management, LP, Dialectic Capital, LLC, and Tidewatch Partners, LP, Bernard J. Eastwood and John Fichthorn

99.1                        Covisint Corporation Press Release issued on                         August 25, 2016

9